Driven Brands Announces New Segment Reporting CHARLOTTE, N.C., (BUSINESS WIRE) February 9, 2026 -- Driven Brands Holdings Inc. (NASDAQ: DRVN) (“Driven Brands” or the “Company”) today provided additional information regarding its segment reporting, which is effective for the fourth quarter of fiscal 2025. “With the recently completed divestiture of the international car wash business, our updated segment structure reflects how we now view our operations and manage the company,” said Mike Diamond, Executive Vice President and Chief Financial Officer. “Our new segment reporting underscores our growth and cash strategy: growth from Take 5, stable cash flow from our franchise brands, and increased visibility on our developing Auto Glass Now business.” The Company has recast previously reported quarterly segment financial information for the first three quarters of fiscal year 2025 to reflect the new reportable segments. The recast financial information is attached and is accessible through the SEC Filings section of the Company’s Investor Relations website at investors.drivenbrands.com. About Driven Brands Driven Brands™, headquartered in Charlotte, NC, is the largest automotive services company in North America, providing a range of consumer and commercial automotive services, including oil change, paint, collision, glass, vehicle repair, and maintenance. Driven Brands is the parent company of some of North America’s leading automotive service businesses including Take 5 Oil Change®, Meineke Car Care Centers®, Maaco®, 1-800-Radiator & A/C®, Auto Glass Now®, and CARSTAR®. Driven Brands has approximately 4,200 locations across North America, and services tens of millions of vehicles annually. Driven Brands’ network generates approximately $1.8 billion in annual revenue from approximately $6.1 billion in system-wide sales. Contacts Shareholder/Analyst inquiries: Steve Alexander stephen.alexander@drivenbrands.com (972) 467-6180 Media inquiries: Taylor Blanchard taylor.blanchard@drivenbrands.com (704) 644-8129

Driven Brands Holdings Inc. Unaudited and Pro Forma Estimated Recast of 2025 Unaudited Quarterly Financial Information Segment System-wide Sales, Revenue, Adjusted EBITDA, Same-Store Sales, and Store Count (Unaudited, Proforma and Estimated, in millions of USD) Selected financial data by segment (unaudited) Fiscal quarters of 2025 ended March 29, June 28, and September 27, 2025 On January 27, 2026, Driven Brands Holdings Inc. (the “Company”) announced the completion of the sale of its International Car Wash (“ICW”) business. This resulted in corresponding changes to the Company’s financial reportable segments. Beginning in the fourth quarter of 2025, the Company plans to report the results of ICW as discontinued operations. Prior to this change, the Company had three reportable segments: Take 5; Franchise Brands; and Car Wash. Our new reporting structure aligns with how the Company is now managing the business as a result of the ICW divestiture. Following these changes, starting in the fourth quarter of 2025, the Company’s three operating and reportable segments are: (1) Take 5 - consisting of the Take 5 Oil Change business, including our supply distribution channel through Spire Supply. (2) Franchise Brands - consisting of our portfolio of franchised brands, which include CARSTAR, Meineke, Maaco, Uniban and 1-800 Radiator, among other smaller brands. These brands are over 99% franchised. (3) Auto Glass Now – consisting of our U.S. Retail, Commercial and Insurance glass businesses.

Recast Quarterly 2025 Financial Information
Segment System-wide Sales, Net Revenue, Adjusted EBITDA, Same-Store Sales Growth, and Store Count
(Unaudited, in millions of USD)

Selected financial data by segment (unaudited)
For the three months ended March 29, 2025 and June 28, 2025, and for the three and nine months ended September 27, 2025

System-wide Sales	Q1 FY25	Q2 FY25	Q3 FY25	Q3 YTD FY25
Take 5 Oil Change – Franchised stores	$136.7	$149.1	$155.9	$441.7
Take 5 Oil Change – Company-operated stores	250.8	257.4	255.7	763.9
Take 5	**$387.5**	**$406.5**	**$411.6**	**$1,205.6**
Franchise Brands – Franchised stores	$1,029.4	$1,070.6	$1,086.9	$3,186.9
Franchise Brands – Company-operated stores	4.0	4.7	4.7	13.4
Franchise Brands	**$1,033.4**	**$1,075.3**	**$1,091.6**	**$3,200.3**
Company-operated stores	$59.3	$71.2	$70.8	$201.3
Auto Glass Now	**$59.3**	**$71.2**	**$70.8**	**$201.3**
Driven Brands				
Franchised stores	$1,166.1	$1,219.7	$1,242.8	$3,628.6
Company-operated stores	314.1	333.3	331.2	978.6
Total System-wide Sales	**$1,480.2**	**$1,553.0**	**$1,574.0**	**$4,607.2**

Net Revenue	Q1 FY25	Q2 FY25	Q3 FY25	Q3 YTD FY25
Franchise royalties and fees	$44.8	$49.1	$50.8	$144.7
Company-operated store sales	314.1	333.3	331.2	978.6
Advertising contributions	25.3	27.0	27.9	80.2
Supply and other revenue	63.9	68.1	71.7	203.7
Total Net Revenue	**$448.1**	**$477.5**	**$481.6**	**$1,407.2**
Franchise royalties and fees	$8.4	$9.5	$10.0	$27.9
Company-operated store sales	250.8	257.4	255.7	763.9
Supply and other revenue	34.3	37.2	40.6	112.1
Take 5	**$293.5**	**$304.1**	**$306.3**	**$903.9**
Franchise royalties and fees	$36.4	$39.6	$40.8	$116.8
Company-operated store sales	4.0	4.7	4.7	13.4
Supply and other revenue	31.3	30.3	29.8	91.4
Franchise Brands	**$71.7**	**$74.6**	**$75.3**	**$221.6**
Company-operated store sales	$59.3	$71.2	$70.8	$201.3
Auto Glass Now	**$59.3**	**$71.2**	**$70.8**	**$201.3**
Advertising contributions	$25.3	$27.0	$27.9	$80.2
Supply and other revenue	(1.7)	0.6	1.3	0.2
Corporate and Other	**$23.6**	**$27.6**	**$29.2**	**$80.4**

Adjusted EBITDA	Q1 FY25	Q2 FY25	Q3 FY25	Q3 YTD FY25
Take 5	$100.9	$108.2	$107.3	$316.4
Franchise Brands	44.4	45.4	49.7	139.5
Auto Glass Now	4.0	9.6	7.8	21.4
Corporate and Other	(46.5)	(45.1)	(40.5)	(132.1)
Total Adjusted EBITDA	**$102.8**	**$118.1**	**$124.3**	**$345.2**
Adjusted EBITDA Reconciliation				
Income (loss) before taxes continuing operations	$15.5	$14.4	$44.5	$72.1
Depreciation and amortization	19.9	18.7	21.9	60.5
Interest expense, net	36.4	31.2	23.5	91.1
Acquisition related costs[a]	-	1.0	(0.2)	0.8
Non-core items and project costs, net[b]	5.2	4.9	14.9	27.3
Cloud computing amortization[c]	1.9	7.3	6.0	15.2
Share-based compensation expense[d]	11.7	11.2	5.1	28.0
Foreign currency transaction loss (gain), net[e]	0.2	(12.2)	(5.4)	(17.4)
Asset sale leaseback loss, net, impairment, and closed store expenses[f]	12.0	41.6	9.4	63.0
Loss on debt extinguishment[g]	-	-	4.6	4.6
Adjusted EBITDA	**$102.8**	**$118.1**	**$124.3**	**$345.2**

Segment System-wide Sales, Net Revenue, Adjusted EBITDA, Same-Store Sales Growth, and Store Count

(Unaudited, in millions of USD)

DrivenBrands

Selected financial data by segment (unaudited)

For the three months ended March 29, 2025 and June 28, 2025, and for the three and nine months ended September 27, 2025

Same-Store Sales Growth	Q1 FY25	Q2 FY25	Q3 FY25	Q3 YTD FY25
Take 5	8.0%	6.6%	6.8%	7.1%
Franchise Brands	(2.9%)	(1.5%)	0.7%	(1.2%)
Auto Glass Now	0.7%	11.3%	14.5%	9.0%
Driven Brands	**(0.2%)**	**1.0%**	**2.7%**	**1.2%**

Store Count	Q1 FY25	Q2 FY25	Q3 FY25	Q3 YTD FY25
Take 5 Oil Change – Franchised stores	468	485	502	502
Take 5 Oil Change – Company-operated stores	735	759	780	780
Take 5	**1,203**	**1,244**	**1,282**	**1,282**
Franchise Brands – Franchised stores	2,647	2,660	2,663	2,663
Franchise Brands – Company-operated stores	13	13	13	13
Franchise Brands	**2,660**	**2,673**	**2,676**	**2,676**
Company-operated stores	216	214	213	213
Auto Glass Now	**216**	**214**	**213**	**213**
Driven Brands				
Franchised stores	3,115	3,145	3,165	3,165
Company-operated stores	964	986	1,006	1,006
Total Store Count	**4,079**	**4,131**	**4,171**	**4,171**

(a) Consists of acquisition costs as reflected within the consolidated statements of operations, including legal, consulting and other fees, and expenses incurred in connection with acquisitions completed during the applicable period, as well as inventory rationalization expenses incurred in connection with acquisitions. As acquisitions occur in the future, we expect to incur similar costs and, under U.S. GAAP, such costs relating to acquisitions are expensed as incurred and not capitalized.

(b) Consists of discrete items and project costs, including third-party professional costs associated with strategic transformation initiatives as well as nonrecurring payroll-related costs and non-ordinary course legal settlements.

(c) Includes non-cash amortization expenses relating to cloud computing arrangements.

(d) Represents non-cash share-based compensation expense.

(e) Represents foreign currency transaction (gains) losses, net that primarily related to the remeasurement of our intercompany loans as well as gains and losses on cross currency swaps.

(f) Consists of the following items (i) (gains) losses, net on sale leasebacks, disposal of assets, or sale of business; (ii) net losses (gains) on sale for assets held for sale; (iii) impairment of certain fixed assets and operating lease right-of-use assets related to closed and underperforming locations, lease exit costs and other costs associated with stores that were closed prior to the respective lease termination dates; and (iv) loss on fair value of the Seller Note.

(g) Consists of the accelerated amortization of an interest rate hedge associated with the Series 2022-1 Senior Securitization Notes, which was refinanced in October 2025.